UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 18, 2011

WESTMOUNTAIN INDEX ADVISOR, INC.

(Exact Name of Small Business Issuer as specified in its charter)

Colorado	000- 53028	26-1315498
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2186 S. Holly St., Suite 104, Denver, CO 80222

(Address of principal executive offices including zip code)

(303) 800-0678

(Registrant's telephone number, including area code)

not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On April 18, 2011, WestMountain Index Advisor, Inc. (the “Company”) entered into an Employment Agreement (“Scott Agreement”) with Mark Scott as the Company’s Chief Financial Officer, which was effective April 9, 2011. The Employment Agreement replaced his Consulting Agreement dated February 18, 2011 and which expired on April 8, 2011.

Under the terms of the Scott Agreement, Mr. Scott was appointed Chief Financial Officer for an indefinite period at a salary of $96,000 per year. Mr. Scott is eligible for annual bonuses and incentive plans as determined by the Company’s Compensation Committee. Mr. Scott is eligible for employee benefit programs, including 4 weeks vacation per year, medical benefits, life and disability insurance. Mr. Scott may resign with 60 days notice. If Mr. Scott is terminated without cause, including a change in control (after six months), he is to receive in a lump sum, one times his annual salary, one times his targeted annual bonus, one times his last year’s bonus and any accrued vacation.

The Board of Directors awarded Mr. Scott monthly 6,000 shares of the Company’s common stock at $.50 per share for a period of one year and is to be renewed upon approval annually.

The description of the Scott Agreement is filed hereto as Exhibit 10.1 and is qualified in its entirety by the terms of the Scott Employment Agreement.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

10.1	Employment Agreement dated April 9, 2011 by and between WestMountain Index Advisor, Inc. and Mark Scott.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: WestMountain Index Advisor, Inc.

By:	/s/ Gregory Schifrin
Gregory Schifrin, CEO

April 19, 2011

Item 9.01 Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

10.1	Employment Agreement dated April 9, 2011 by and between WestMountain Index Advisor, Inc. and Mark Scott.